EXHIBIT 10

                         FIFTH AMENDMENT
                               TO
                        CREDIT AGREEMENT
                  DATED AS OF NOVEMBER 20, 1990


     FIFTH AMENDMENT dated as of October 31, 1995 (this "Amendment") to the CREDIT AGREEMENT dated as of November 20, 1990, as amended from time to time (as so amended, the "Credit Agreement") among ENVIRONMENTAL TECTONICS CORPORATION (the "Borrower"), THE CHASE MANHATTAN BANK, N.A. ("Chase"), CHEMICAL BANK, AS AGENT FOR CHEMICAL BANKING CORPORATION, SUCCESSOR IN INTEREST TO CHEMICAL BANK NEW JERSEY, N.A. ("Chemical," and together with Chase, the "Banks") and THE CHASE MANHATTAN BANK, N.A., as Agent for the Banks (the "Agent").

     WHEREAS, an Event of Default exists under the Credit Agreement as a result of the Borrower's failure to make (a) the payment of principal in the amount of $100,000.00 which was due on the last business day of October, 1995 and (b) the payment of interest due on the first day of November, 1995 pursuant to
Section 2.11 of the Credit Agreement;

     WHEREAS, the Borrower has requested that the Agent and the Banks agree to forebear from exercising their rights and remedies under the Credit Agreement and the other Facility Documents as a result of such Event of Default until November 30, 1995;

     WHEREAS, the Borrower has also requested that the Banks increase the Commitment by a total amount of $150,000, to enable the Borrower to fund its immediate payroll needs and trade obligations incurred in the ordinary course of business;

     WHEREAS, the Agent and the Banks are prepared to agree to forebear from exercising their rights and remedies under the Credit Agreement and the other Facility Documents as a result of such Event of Default, subject to the terms and conditions of this Agreement;

     WHEREAS, the Banks are prepared to increase the Commitments, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, the Banks and the Borrower hereby agrees as follows:

     Section 1. Definitions. Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Credit
Agreement.

     Section 2. Amendments. The Credit Agreement is hereby amended as follows:

          A. Section 2.01(e) of the Credit Agreement is hereby amended by adding the following to the current end of such Section:

          "Notwithstanding anything to the contrary, the Commitment shall be increased as of the last business day of October, 1995 in the amount of $150,000.00, and shall be reduced on the last business day of November, 1995 in the amount of $250,000.00. Thereafter, the Commitment shall be reduced in the amounts and on the dates set forth in this Section
          2.08(e)."

          B. Section 2.05 of the Credit Agreement is hereby amended by amending the first parenthetical contained therein, as follows: "(including, without limitation, Sections 2.05 and 2.06 hereof)."

          C. Section 2.05 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

          "Notwithstanding anything to the contrary, including the provisions of this
          Section 2.05, the Borrower shall be permitted to borrow up to the Commitment during the period from the date hereof until November 3, 1995, solely for the purpose of funding its payroll needs and trade debt incurred in the ordinary course of its business."

          D. Section 2.06 of the Credit Agreement is hereby amended by inserting the following additional paragraph (d) thereto:

          "(d)  Notwithstanding anything to the
          contrary, the Borrower shall prepay the Loans in the amount of $250,000.00 on or before November 30, 1995, and the Commitment shall be automatically and irrevocably reduced by such amount on such date. Any amount prepaid
          Pursuant to this Section 2.06(d) shall not be reborrowed by the Borrower."

          E. Section 2.08(a) of the Credit Agreement is hereby amended by inserting the following sentence at the immediate beginning of the first sentence thereof: "Subject to the provisions of Section 2.06(d),".

          Section 3.     Forbearance, Etc.

          (a) The Agent and the Banks hereby agree to forebear from exercising their rights and remedies under the Credit Agreement and the other Facility Documents as a result of the Event of Default that exists as a result of the Borrower's failure to make the payment of the Borrower's failure to make the payment of principal in the amount of $100,000.00 which was due on the last business day of October, 1995 and the Borrower's failure to make the payment of interest due on the first day of November, 1995 pursuant to Section 2.11 of the Credit Agreement, subject to the following:

          (i) On or before November 30, 1995, the Borrower shall remit to the Agent, for the benefit of the Banks, the amount of principal which was due on the last business day of October, 1995 (as well as the payment of additional principal which is due on the last business day of November, 1995 pursuant to Section 2.08(e)) and of interest payment that was due on the first day of November, 1995, plus interest on such amount from the due date until such payment is made at the Default Rate; and

          (ii) No other Event of Default shall have occurred after the date hereof.

     In the event that any other Event of Default shall occur after the date hereof or the Bank shall fail to make the payment required by clause (ii) above, then the Agent's and the Banks' forbearance shall automatically terminate on the date of such occurrence and/or failure, and the Agent and the Banks shall be immediately be permitted to exercise all of their rights and remedies under the Credit Agreement and the Facility Documents.

          (b) Except as expressly provided in Section 3(a), the Loans shall continue to bear interest at the non-Default Rate.

          (c) Notwithstanding anything to the contrary, the forbearance contained herein is applicable to the Event of Default specifically referenced herein and shall be effective only in the specific instance, and for the specific provisions and period for which given. Except as specifically provided herein, nothing contained herein shall constitute a waiver or modification of any the Agent's and the Banks' rights and remedies under the Credit Agreement and the other Facility Documents, which rights and remedies the Agent and the Banks expressly reserve. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any rights under the Facility Documents shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other power or right.

     Section 4. Borrower Representations. The Borrower represents and warrants that (i) the execution and delivery of this Amendment by the Borrower and the representations, warranties and undertakings by Borrower now contemplated hereby:
(a) are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action, (b) have been discussed by the Borrower with the Borrower's own independent counsel regarding the meaning and legal significance of this Amendment and the provisions hereof, and (c) are valid and legally binding obligations of the Borrower and are enforceable in accordance with the respective terms thereof, except as may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, moratorium, or similar law relating to or affecting generally the enforcement of creditors' rights;
(ii) the representations and warranties contained in Article 5 of the Credit Agreement and Article 2 of the Security Agreement are true and correct on the date hereof, Borrower understanding and acknowledging hereby that such representations and warranties are being relied upon by each of the Agent and the Banks in entering into this Fifth Amendment; and (iii) except as expressly provided in this Amendment and as set forth in Borrower's transmittal of its borrowing base material as of the end of August 1995, no other Default or Event of Default exists as of the date hereof.

     Section 5.     Miscellaneous.

          (a) Except as specifically provided in this Amendment, all other terms and provisions of the Credit Agreement shall remain unchanged and continue in full force and affect.

          (b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

          (c) This Amendment may be executed in one or more counterparts and shall become effective when counterparts hereof have been executed by each Bank and the Agent.

          (d) The Borrower agrees to reimburse the Agent and each Bank on demand for all reasonable costs, expenses, and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent and the Banks and costs and charges allocated by its internal legal department) incurred by the Agent and each Bank in connection with the preparation, performance or enforcement of this Amendment and the Credit Agreement and the other Facility Documents as amended hereby.

     IN WITNESS WHEREOF, each of the Agent, the Banks and the Borrower have executed this Amendment by their duly authorized officers as of the date first above written.

                              THE CHASE MANHATTAN BANK, N.A., as
                              Agent and a Bank

                              By/s/ Charles L. Davis
                                   Name:  Charles L. Davis
                                   Title:  Vice President

                              CHEMICAL BANK, AS AGENT FOR
                              CHEMICAL BANKING CORPORATION,
                              SUCCESSOR IN INTEREST TO CHEMICAL
                              BANK NEW JERSEY, N.A.

                              By/s/ Agnes Levy
                                   Name:  Agnes Levy
                                   Title:  Vice President

                              ENVIRONMENTAL TECTONICS CORPORATION

                              By/s/ William F. Mitchell
                                   Name:  William F. Mitchell
                                   Title:  President